Exhibit 10.37

SUMMARY OF RAYTHEON COMPANY

KEY EMPLOYEE PERMANENT DOMESTIC RELOCATION POLICY

Raytheon Company (the “Company”) generally provides the following benefits to key employees of the Company when such employees relocate at the request of the Company to a location within the United States. For purposes of this Policy, key employees are defined as employees in exempt salary grades A/E08, A/E09, A99, B99, E44 and E88, which includes the Company’s executive officers.

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Assistance with the sale of the current residence, including limited reimbursement for improvements and, on a case by case basis, staging and a guaranteed offer facilitated by the Company’s relocation vendor in the event that the employee is unable to sell the current residence. Price is based upon independent appraisals.

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Reimbursement of sale and closing expenses (broker’s commissions up to 7% of the sale price, attorney fees up to $1,000 and reasonable closing expenses) up to 14% of the sale price of the current residence.

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Reimbursement for duplicate housing expenses (mortgage interest, taxes, insurance, utilities, lawn care, and snow removal) for up to 90 days if the employee has moved into his or her new location while still incurring expenses at the old location. The former residence must be vacant and for sale. If the employee is a renter, the employee is entitled to receive duplicate rental costs for up to 30 days as long as the former residence is vacant and for rent. Additionally, renters can be reimbursed for up to 3 months’ rent for lease cancellation penalties if relocation occurs prior to expiration of lease term.

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Assistance in searching for a new residence and reimbursement for two round-trips, for the employee and one adult household member, to search for a new residence, not to exceed ten total days. Covered expenses include round trip, economy class airfare or mileage (wherever practical); compact or mid-sized rental car (if required); meals, lodging (actual and reasonable), gas, parking, and tolls.

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Reimbursement for temporary living expenses for one hundred twenty days (or 90 days for a renter) for lodging, meals and incidental expenses, up to a predetermined maximum rate based on the destination, if the employee is required to report for work at the new location or move the employee’s family prior to finding a new permanent residence. Additionally, the Company will cover expenses associated with compact or mid-size car rental until the employee’s personal car arrives at the destination location (if the destination location is within 350 miles, the employee is expected to drive) and a maximum of three (3) trips to the departure location to visit the employee’s family.

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Reimbursement of customary and normal buyer’s closing costs in connection with the purchase of a new residence, including: (i) mortgage application fee; (ii) loan origination fee not to exceed 1% of the mortgage amount; (iii) loan discount points; (iv) attorney’s fees up to $1,000; (v) lender’s title insurance; (vi) appraisal fees; (vii) recording fees; (viii) state and local transfer taxes; and (ix) inspections.

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90-day interest free equity bridge loan to be used for earnest money, a down payment, or closing on the purchase of a new home in the new location in the event that the old residence has not been sold. Elected officers are not eligible for this benefit due to the loan prohibition provisions of the Sarbanes-Oxley Act.

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Reimbursement on sale of the employee’s current residence, capped at $100,000, if the purchase offer extended to the employee is less than the documented original purchase price for the employee’s residence.

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Shipment of household goods and personal effects (and 3 vehicles if distance is greater than 350 miles), for up to 2 locations, including packing, loading, moving and unpacking, up to 60 days of storage and full replacement insurance.

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Reimbursement for the employee and authorized dependent(s) for one-way trips to the new location. Reimbursement will be for coach/economy accommodations via air/rail or travel by personal vehicle. Eligible reimbursements include actual and reasonable meal and lodging expenses, incurred en route to the new home.

•	Miscellaneous expense allowance of up to $5,000, to be used for any miscellaneous expenses incurred that are not specifically addressed by the Policy.

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Reimbursement of any higher mortgage interest expense incurred as a result of obtaining a higher interest rate for the purchase of the new residence than the rate on the mortgage for the old residence. Reimbursement is only made for rate differences of between 2% and 5% for up to three years.

•	Referral of employee’s spouse/partner to a professional outplacement services company to assist in seeking employment in new location, or reimbursement of up to $2,000 for such services.

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The Company will provide tax assistance for all relocation costs that are not excludable from an employee’s income except for duplicate housing expenses, home improvement/staging allowances, reimbursement of loss on sale, loan origination fees, home purchase points and expenses with respect to moves that do not satisfy IRS distance requirements.